Exhibit 8.1
[Letterhead of Morrison & Foerster LLP]
July 28, 2016
Board of Directors
UDR, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as counsel to UDR, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing of its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the possible issuance from time to time, pursuant to Rule 415 of the Securities Act, of up to 16,137,973 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), that may be issued by the Company to certain holders of units of limited partnership interest (“DownREIT Units”) in UDR Lighthouse DownREIT L.P. (the “DownREIT Partnership”) if and to the extent that such holders tender DownREIT Units for redemption in accordance with the terms of the Agreement of Limited Partnership of the DownREIT Partnership, as amended (the “Partnership Agreement”), and the Company exercises its right to issue Shares in exchange for DownREIT Units and (ii) the potential resale from time to time, pursuant to Rule 415 of the Securities Act, of the Shares by the selling stockholders identified in the Registration Statement, any pre-effective amendment to the Registration Statement and any prospectus supplements to the final prospectus included as part of the Registration Statement. All capitalized terms used herein and not otherwise defined have the respective meanings assigned to them in the Registration Statement and the related prospectus (the “Prospectus”).
Our opinion is based on the assumption that (i) the facts contained in the Registration Statement and the Prospectus are true and complete in all material respects, and (ii) for federal income tax purposes, the Company qualified as a real estate investment trust (“REIT”) for all taxable years through the taxable year ending December 31, 2015 and that it will qualify as a REIT for its taxable year ending December 31, 2016. We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Company or for the purpose of rendering this opinion. While we have reviewed all representations made to us to determine their reasonableness, we have no assurance that they are or will ultimately prove to be accurate.

UDR, Inc.
Page Two

Furthermore, our opinion herein is based on existing law as contained in the Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury Regulations promulgated thereunder (the “Treasury Regulations”), administrative pronouncements of the Internal Revenue Service (the “IRS”) and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree with, our conclusions.

We hereby confirm that, although the discussion set forth under the heading “U.S. Federal Income Tax Considerations” in the Prospectus does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Shares described in the Prospectus, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Shares, based upon current law.

We consent to the filing of this opinion letter as Exhibit 8.1 to the Company’s Registration Statement to be filed with the Securities and Exchange Commission. We also consent to the reference to our firm name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion is expressed as of the date hereof and applies only to the disclosure under the heading “U.S. Federal Income Tax Considerations” set forth in the Prospectus. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP